                                                 99 -- Joint Filer Information

Name:                                 Blue Ridge Capital Offshore Holdings LLC

Address:                              660 Madison Avenue, 20th Floor
                                      New York, NY 10021

Designated Filer:                     Blue Ridge Capital Holdings LLC

Issuer and Ticker Symbol:             Jamba, Inc. (JMBA)

Date of Event Requiring Statement:    11/29/06

Signature:                            By:    /s/ Richard S. Bello                  12/11/06
                                             --------------------                  -------
                                      Name:  Richard S. Bello                       Date
                                      Title: Managing Director

Name:                                 John A. Griffin

Address:                              660 Madison Avenue, 20th Floor
                                      New York, NY 10021

Designated Filer:                     Blue Ridge Capital Holdings LLC

Issuer and Ticker Symbol:             Jamba, Inc. (JMBA)

Date of Event Requiring Statement:    11/29/06

Signature:                            /s/ John A. Griffin                           12/11/06
                                      -------------------                           --------
                                      John A. Griffin                               Date